UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):July 8, 2021

              Badger Meter, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

  4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

           (414) 355-0400

(Registrant’s telephone number, including area code)

           Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2021, Badger Meter, Inc. (the “Company”) entered into a five-year, $150 million multi-currency revolving credit facility that terminates on July 8, 2026 (the “New Facility”).  The New Facility replaces in its entirety the Company’s previous $125 million multi-currency revolving credit facility that was set to terminate on September 30, 2021.  As of the date hereof, no amounts were outstanding under either facility.  Borrowings under the New Facility will bear interest at varying rates based on the Company’s then-current ratio of consolidated debt net of certain cash adjustments (“Consolidated Net Debt”) to earnings before interest, taxes, depreciation, amortization and certain other adjustments for the preceding four fiscal quarters then ended (the “Consolidated Net Debt to EBITDA Ratio”). The interest rate on borrowings under the New Facility will initially be the Adjusted LIBO Rate, the Adjusted EURIBO Rate or Daily Simple SONIA, as the case may be for borrowings denominated in U.S. dollars, euro and pounds sterling, respectively, plus 100 basis points in each case.

The New Facility requires the Company to maintain compliance with various covenants, including, as of each fiscal quarter end, (i) a Consolidated Net Debt to EBITDA Ratio not greater than 3.00 to 1.00; and (ii) a ratio not less than 3.00 to 1.00 of earnings before interest and taxes and certain other adjustments to cash interest expense for the preceding four fiscal quarters then ended.  The Company may, up to two times during any five-year period during the term of the New Facility (including any extensions thereof), elect to increase the maximum Consolidated Net Debt to EBITDA Ratio to 3.50 to 1.00 for four consecutive fiscal quarters in connection with certain material acquisitions.

The foregoing description of the New Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, dated as of July 8, 2021, among the Company and each lender and agent listed on the signature pages thereof, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)Not applicable.

(b)Not applicable.

(c)Not applicable.

(d)Exhibits.  The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of July 8, 2021, among Badger Meter, Inc., and each lender and agent listed on the signature pages thereof.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date: July 9, 2021	By:	/s/ Robert A. Wrocklage
Robert A. Wrocklage
Senior Vice President– Chief Financial Officer